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                                 EXHIBIT 21.1


Company                                                 County/State of
-------                                                 -----------
                                                        Incorporation
                                                        -------------

19th Holdings Corporation                               Delaware
21st Century Fox Film Corporation                       Delaware
Aktiebolaget Fox Film                                   Sweden
Ameristar Music Publishing Co.                          California
Auction Media Ventures, LLC                             Delaware
Baal Productions, Inc.                                  Cayman Islands
Baja Holdings, Inc.                                     Delaware
Baja Studios, Inc.                                      Delaware
Bazmark Film Pty. Limited                               Australia
Because He Can Productions, Inc.                        Delaware
Bob Productions, Inc.                                   Delaware
British Movietonews Limited                             UK
BST, S.A. de C.V.                                       Mexico
Camp Management Incorporated, S.A.                      Dominican Republic
Cannell Entertainment, Inc.                             Delaware
Cannell Production Services, Inc.                       Canada
CBS/Fox French Film Licensing Corporation               New York
Centfox Film GmbH                                       Austria
Centfox Film, GESmbH                                    Australia
Cinemas Fox-Severlano Ribeiro Limited                   Brazil
Cinemascope Products, Inc.                              Delaware
Constance Music, Inc.                                   California
Cotton Cage Productions, Inc.                           Delaware
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D.A.W. Productions, Inc.                                Delaware
Deliberate Intent Productions Ltd.                      Canada
Deliberate Intent, Inc.                                 Delaware
Deluxe Laboratories Film Storage, Inc.                  New Jersey
Digital Leaseholds, Inc.                                Delaware
Dobsong Music Corp.                                     California
Dodgertown, Inc.                                        Florida
Dolittle Productions, Inc.                              Delaware
Drive-In Cinemas Limited                                Kenya
Echoes in the Darkness Productions, Inc.                Canada
EFL Licensing, Inc.                                     Delaware
Emmett Street Films, Inc.                               Delaware
Evergreen Television Production, Inc.                   California
F4 Productions, Inc.                                    Delaware
FA Productions, Inc.                                    Delaware
FBC Sub, Inc.                                           Delaware
FEG Finco, Inc.                                         Delaware
FEG Ventures Holdings, Inc.                             Delaware
Final Stretch Productions, Inc.                         Delaware
Fit TV Holdings, LLC                                    Delaware
FLAC Worldwide LLC                                      Delaware
Four Star Entertainment Corp.                           Delaware
Four Star International, Inc.                           California
Fourtel Music Publishing Company                        California
Fox Animation Los Angeles, Inc.                         Delaware
Fox Animation Studios, Inc.                             Delaware
Fox Australia Investments Pty. Limited                  Australia
Fox Australia Pty. Limited                              Australia
Fox Baseball Holdings, Inc.                             Delaware
Fox Basketball Holdings, LLC                            Delaware
Fox Broadcast Music, Inc.                               Delaware
Fox Broadcasting Company                                Delaware
Fox Broadcasting Sub, Inc.                              Delaware
Fox Center Productions, Inc.                            Delaware
Fox Channels Services, LLC                              Delaware
Fox Circle Productions, Inc.                            Delaware
Fox Daytime Prods., Inc.                                Delaware
Fox Development Group, Inc.                             Delaware
Fox East Productions, Inc.                              Delaware
Fox Film A/S                                            Norway
Fox Film ApS                                            Denmark
Fox Film De Cuba S.A.                                   Cuba
Fox Film de la Argentina S.A.                           Argentina
Fox Film Do Brasil Ltda.                                Brazil
Fox Film Music Corporation                              Delaware
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Fox Filmed Entertainment Australia Pty. Limited         Australia
Fox Hockey Holdings, LLC                                Delaware
Fox Home Entertainment Ltd.                             UK
Fox Home Entertainment Worldwide L.L.C.                 Delaware
Fox Interactive Ltd.                                    UK
Fox Interactive, Inc.                                   Delaware
Fox Interamericana S.A.                                 Mexico
Fox International Equity, Inc.                          Delaware
Fox International, Inc.                                 Delaware
Fox Japan Movie Channels, Inc.                          Delaware
Fox Japan Television Programming
  Services, Inc.                                        Delaware
Fox Lane Productions, Inc.                              Delaware
Fox LAPTV LLC                                           Delaware
Fox Latin American Channel, Inc.                        Delaware
Fox Moore Park Pty. Limited                             Australia
Fox Motion Picture Venture No. 1, Inc.                  Delaware
Fox Movie Channel, Inc.                                 Delaware
Fox Movietonews, Inc.                                   Delaware
Fox Music, Inc.                                         Delaware
Fox Net, Inc.                                           Delaware
Fox News Holdings, Inc.                                 Delaware
Fox News Network, LLC                                   Delaware
Fox News Productions, Inc.                              Delaware
Fox News Service, Inc.                                  Delaware
Fox News, Inc.                                          Delaware
Fox Nitetime Prods., Inc.                               Delaware
Fox On Air Music, Inc.                                  Delaware
Fox Partnership Investment Pty. Limited                 Australia
Fox Pathe Home Entertainment Limited                    UK
Fox Pay - Per - View Services, Inc.                     Delaware
Fox Production Services Australia Pty. Limited          Australia
Fox Professional Services 3, LLC                        Delaware
Fox Professional Services, LLC                          Delaware
Fox Records, Inc.                                       Delaware
Fox Regional Sports Holdings II, Inc.                   Delaware
Fox Regional Sports Holdings, Inc.                      Delaware
Fox Regional Sports Member II, Inc.                     Delaware
Fox Regional Sports Member, Inc.                        Delaware
Fox Searchlight Pictures, Inc.                          Delaware
Fox Services, Inc.                                      Delaware
Fox Software, Inc.                                      Delaware
Fox Sports Arena, LLC                                   Delaware
Fox Sports Basketball, LLC                              Delaware
Fox Sports CNS, LLC                                     Delaware
Fox Sports Hockey, LLC                                  Delaware
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Fox Sports Net Ad Sales Holdings, LLC                   Delaware
Fox Sports Net Arizona, LLC                             Delaware
Fox Sports Net Baseball, LLC                            Delaware
Fox Sports Net Bay Area Holdings, LLC                   Delaware
Fox Sports Net Canada Holdings, LLC                     Delaware
Fox Sports Net Chicago Holdings, LLC                    Delaware
Fox Sports Net Detroit, LLC                             Delaware
Fox Sports Net Distribution, LP                         Delaware
Fox Sports Net Finance, Inc.                            Delaware
Fox Sports Net Financing, LLC                           Delaware
Fox Sports Net Minnesota Holdings, LP                   Delaware
Fox Sports Net Minnesota, LLC                           Delaware
Fox Sports Net National Ad Sales Holdings, LLC          Delaware
Fox Sports Net National Network Holdings, LLC           Delaware
Fox Sports Net Northwest Holdings, LP                   Delaware
Fox Sports Net Northwest, G.P.                          Delaware
Fox Sports Net Pittsburgh, LP                           Delaware
Fox Sports Net Utah, LLC                                Delaware
Fox Sports Net West 2, LLC                              Delaware
Fox Sports Net West Holdings, LLC                       Delaware
Fox Sports Net West, LP                                 California
Fox Sports Net, LLC                                     Delaware
Fox Sports Networks, LLC                                Delaware
Fox Sports NGC, LLC                                     Delaware
Fox Sports OLN, LLC                                     Delaware
Fox Sports Productions, Inc.                            Delaware
Fox Sports Regional News, LLC                           Delaware
Fox Sports RPP Holdings, LLC                            Delaware
Fox Sports SV, LLC                                      Delaware
Fox Sports Ventures Productions, LLC                    Delaware
Fox Sports Ventures, LLC                                Delaware
Fox Square Productions (Canada), Inc.                   Delaware
Fox Square Productions, Inc.                            Delaware
Fox Studio Operations Pty. Limited                      Australia
Fox Television Animation, Inc.                          Delaware
Fox Television Australia Pty. Limited                   Australia
Fox Television Holdings, Inc.                           Delaware
Fox Television Stations of Birmingham, Inc.             Delaware
Fox Television Stations of Philadelphia, Inc.           Delaware
Fox Television Stations, Inc.                           Delaware
Fox Television Studios Productions, Inc.                Delaware
Fox Television Studios, Inc.                            Delaware
Fox Transactional TV, Inc.                              Delaware
Fox Tunes, Inc.                                         Delaware
Fox Unit Investment Pty. Limited                        Australia
Fox Video International Corporation                     Delaware
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Fox West Pictures, Inc.                         Delaware
Fox West Sports Member, Inc.                    Delaware
Fox Worldwide Telecommunications LLC            Delaware
Fox Worldwide Television LLC                    Delaware
Fox Worldwide Theatrical LLC                    Delaware
Foxfilmes Limitada                              Portugal
Foxlab, Inc.                                    Delaware
Fox-NGC Holdings, Inc.                          Delaware
FoxStar Productions, Inc.                       Delaware
FoxVideo International Distribution, Inc.       Delaware
FoxVideo New Zealand Limited                    NZ
FoxView, Inc.                                   Delaware
FRSM Arizona, Inc.                              Delaware
FRSM Canada, Inc.                               Delaware
FRSM Central Services, Inc.                     Delaware
FRSM Distribution, Inc                          Delaware
FRSM FX, Inc.                                   Delaware
FRSM Network Programming, Inc.                  Delaware
FRSM Southeast, Inc.                            Delaware
FRSM Sunshine, Inc.                             Delaware
FRSM Utah, Inc.                                 Delaware
FRSM West, Inc.                                 Delaware
FRT Productions, Inc.                           Delaware
FSO Productions, Inc.                           Delaware
FST Advertising, Inc.                           Delaware
FTS Boston, Inc.                                Delaware
FTS Investments, Inc.                           Delaware
FTS North Carolina, Inc.                        Delaware
FTS Philadelphia, Inc.                          Delaware
FWA Productions, Inc.                           Delaware
fx Holdings, Inc.                               Delaware
FX Networks, LLC                                Delaware
FX Productions, LLC                             Delaware
Galaxy Way Finance Company, Inc.                Delaware
Galaxy Way Productions, Inc.                    Delaware
Galileo Productions, Inc.                       Delaware
GATV Productions, Inc.                          Delaware
Genesisi Video Entertainment, Inc.              Illinois
Giant Bowling Pin Productions, Inc.             Delaware
Glen Avenue Films, Inc.                         Delaware
Gold Key Entertainment, Inc.                    Delaware
Gone Fission, Inc.                              Delaware
Good Ghouls, Inc.                               Delaware
Greenleaves Productions, Inc.                   Delaware
GTH-103, Inc.                                   Ohio
Guthy-Renker Holding Corporation                Delaware
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Harmon Cove Productions, Inc.                           California
Harsh Realm US Prodco, Inc.                             Delaware
Highgate Pictures, Inc.                                 Delaware
Highgate Productions, Inc.                              Delaware
Hispano FoxFilm S.A.E.                                  Spain
In-Cine Distribuitora Cinematografica, S.L.             Spain
Janpra Productions, Inc.                                Delaware
Junior High Productions, Inc.                           California
KDFW License, Inc.                                      Nevada
KDFW Television, Inc.                                   Nevada
KNSD License, Inc.                                      Delaware
KSAZ License, Inc.                                      Delaware
KSAZ Television, Inc.                                   Delaware
KTBC License, Inc.                                      Nevada
KTBC Television, Inc.                                   Nevada
KTVI License, Inc.                                      Nevada
KTVI Television, Inc.                                   Nevada
L.C. Holding Corp.                                      Delaware
LAPTV A Corporation                                     Delaware
LAPTV B Corporation                                     Delaware
Latin America Finance Company, Inc.                     Cayman Islands
Leap Off Productions, Inc.                              Delaware
Learning Corporation of America                         California
Learning Corporation of America Films, Inc.             Delaware
Les Productions Fox Europa S.A.                         France
Liberty Productions, Inc.                               Delaware
Library Holdings, Inc.                                  Delaware
Looks At Productions, Inc.                              Delaware
Los Angeles Dodgers, Inc.                               Delaware
Marvel Music Groups, Inc.                               Delaware
Mighty Marvel Music Corporation                         Delaware
Millennium Canadian Productions Ltd.                    Canada
Millennium US Prodco, Inc.                              Delaware
Mirror Pictures Corporation                             Delaware
Monet Lane Prods., Inc.                                 Delaware
Morning Glory Productions S.A. de C.V.                  Mexico
Movietonews, Inc.                                       New York
Moving Target Productions, Inc.                         California
MT 2 Services, Inc.                                     California
MT 3 Services, Inc.                                     California
MT 4 Services, Inc.                                     California
MT Services, Inc.                                       California
MVP Video Productions, Inc.                             Delaware
NA Property Holdings, Inc.                              Delaware
National Studios, Inc.                                  Delaware
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Natural History New Zealand Limited                     NZ
Netherlands Fox Film Corporation B.V.                   Netherlands
New Dallas Media, Inc.                                  Delaware
New DMIC, Inc.                                          Delaware
New World Administration                                California
New World Animation, Ltd.                               Delaware
New World Communications Group
    Incorporated                                        Delaware
New World Communications of Atlanta, Inc.               Delaware
New World Communications of Detroit, Inc.               Delaware
New World Communications of
Kansas City, Inc.                                       Delaware
New World Communications of
Milwaukee, Inc.                                         Delaware
New World Communications of Ohio, Inc.                  Delaware
New World Communications of St Louis, Inc.              Missouri
New World Communications of Tampa, Inc.                 Delaware
New World Distribution, Inc.                            California
New World Entertainment, Ltd.                           Delaware
New World International (Australia), Limited            California
New World Knowledge, Inc.                               Delaware
New World Licensing, Inc.                               California
New World Music Publishing Corp.                        California
New World Pictures, Ltd.                                Delaware
New World Song, Inc.                                    California
New World Television (NWT) SRLA                         France
New World Television Incorporated                       Delaware
New World Television Productions, Inc.                  California
New World Television Programming                        California
New World Video                                         California
New World/Genesis Distribution                          California
News From The Edge, Inc.                                Delaware
News Germany Holdings GmbH                              Germany
News Preferred Finance, Inc.                            Delaware
NF Productions, Inc.                                    Delaware
NGC-Network International LLC                           Delaware
Northgate Productions, Inc.                             Delaware
NW Communications of Austin, Inc.                       Texas
NW Communications of Phoenix, Inc.                      Delaware
NW Communications of San Diego, Inc.                    Delaware
NW Communications of Texas, Inc.                        Texas
NW Management Incorporated                              Delaware
NW Programs Incorporated                                Delaware
NWC Acquisition Corporation                             Delaware
NWC Holdings Corporation                                Delaware
NWC Intermediate Holdings Corporation                   Delaware
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NWC Management Corporation                              Delaware
NWC Sub I Holdings Corporation                          Delaware
NWC Sub II Holdings Corporation                         Delaware
NWCG Holdings Corporation                               Delaware
NWE Acquisition Inc.                                    Delaware
NWE Holdings Corporation                                Delaware
NWE Sub I Incorporated                                  Delaware
NWTV Intermediate Holdings Corporation                  Delaware
O/Y Fox Film A/B                                        Finland
On the Blocks Pty. Limited                              Australia
P&T Productions, Inc.                                   California
Panoramic Productions, Inc.                             California
Pico Films, Inc.                                        Delaware
Plaid Jacket Productions, Inc.                          California
Prime Time Media, Inc.                                  Delaware
Rags Productions, Inc.                                  California
Ray Tracing Films, Inc.                                 Delaware
Rewind Music, Inc.                                      Delaware
Say It Isn't So Productions, Inc.                       Delaware
SC Productions, Inc.                                    Delaware
Schrodinger's Cat Productions, Inc.                     Delaware
SCI Sub 1 Incorporated                                  Delaware
SCI Subsidiary Corporation                              Delaware
SCPI, Inc.                                              Delaware
Servicios BST, S.A. de C.V.                             Mexico
Shadow In The Sun USA                                   California
Shoot the Horse Productions, Inc.                       Delaware
Small Cages Productions, Inc.                           Delaware
SOB Productions, Inc.                                   Delaware
Sports Geniuses, Inc.                                   Delaware
Springwood Productions, Inc.                            Delaware
Sprocket Music, Inc.                                    Delaware
STF Productions, Inc.                                   Delaware
Strange World Productions, Inc.                         Delaware
Strike-A-Match Productions, Inc.                        Delaware
Stronghold, Inc.                                        California
Studios De La Playa, S.A. de C.V.                       Mexico
TCF Canadian TV Enterprises, Inc.                       California
TCF Digital Holdings, Inc.                              Delaware
TCF Distributing, Inc.                                  California
TCF Harsh Realm Productions, Inc.                       Delaware
TCF Music Publishing, Inc.                              Delaware
TCF Speed II Productions, Inc.                          Delaware
TCFC Film Distribution Company B.V.                     Netherlands
TCFTV Canadian Productions, Inc.                        Delaware
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TCFTV Canadian Services, Inc.                           Delaware
TCFTV CanPro II, Inc.                                   Canada
TCFTV CanPro, Inc.                                      Delaware
TCFTV US Prodco #1, Inc.                                Delaware
TCFTV US Prodco #2, Inc.                                Delaware
TCFTV Van II Services Limited                           Canada
TCFTV Van Services Limited                              Canada
The Fox Interactive Store, Inc.                         Delaware
The Fox Store, Inc.                                     Delaware
The Greenblatt Janollari Studio, Inc.                   Delaware
Tour of Duty Productions, Inc.                          California
TVF II Productions, Inc.                                Delaware
TVF Productions, Inc.                                   Delaware
TVM Productions, Inc.                                   Delaware
TVP Productions, Inc.                                   Delaware
TVT License, Inc.                                       Delaware
Twentieth Century Fox (Far East), Inc.                  New York
Twentieth Century Fox A/O                               Russian Federation
Twentieth Century Fox Canada Limited                    Canada
Twentieth Century Fox Chile, Inc.                       Delaware
Twentieth Century Fox Columbia Tristar
(Switzerland) S.A.                                      Switzerland
Twentieth Century Fox Distributing
Corporation                                             Delaware
Twentieth Century Fox Film (East)
Private Limited                                         Singapore
Twentieth Century Fox Film (Malaya)
Sendirian Berhad                                        Malaysia
Twentieth Century Fox Film Belge S.A.                   Belgium
Twentieth Century Fox Film Company
(Export) Limited                                        UK
Twentieth Century Fox Film Company Limited              UK
Twentieth Century Fox Film Company
Services Limited                                        UK
Twentieth Century Fox Film Corporation                  Delaware
Twentieth Century Fox Film Corporation
(Australia) Pty. Limited                                Australia
Twentieth Century Fox Film de
Mexico, S.A.                                            Mexico
Twentieth Century Fox Film Distributors
Pty. Limited                                            Australia
Twentieth Century Fox Film
Netherlands B.V.                                        Netherlands
Twentieth Century Fox Films S.A.                        Panama
Twentieth Century Fox France, Inc.                      Delaware
Twentieth Century Fox Home
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Entertainment Australia Pty. Limited                    Australia
Twentieth Century Fox Home
Entertainment B.V.                                      Netherlands
Twentieth Century Fox Home
Entertainment Canada Limited                            Canada
Twentieth Century Fox Home
Entertainment Mexico S.A. de C.V.                       Mexico
Twentieth Century Fox Home
Entertainment Espana S.A.                               Spain
Twentieth Century Fox Home
Entertainment France                                    France
Twentieth Century Fox Home
Entertainment Germany GmbH                              Germany
Twentieth Century Fox Home
Entertainment Italy                                     Italy
Twentieth Century Fox Home
Entertainment Japan KK                                  Japan
Twentieth Century Fox Home
Entertainment Korea                                     Korea
Twentieth Century Fox Home
Entertainment Latin America, Inc.                       Cayman Islands
Twentieth Century Fox Home
Entertainment Limited                                   UK
Twentieth Century Fox Home
Entertainment Middle East, Inc.                         Delaware
Twentieth Century Fox Home
Entertainment South Pacific Pty. Limited                Australia
Twentieth Century Fox Home
Entertainment Taiwan, Inc.                              Delaware
Twentieth Century Fox Home
Entertainment, Inc.                                     Michigan
Twentieth Century Fox Hong Kong, Inc.                   Delaware
Twentieth Century Fox Import Corporation                New York
Twentieth Century Fox India, Inc.                       Delaware
Twentieth Century Fox Inter-America, Inc.               New York
Twentieth Century Fox International
Corporation                                             New York
Twentieth Century Fox International
Limited                                                 UK
Twentieth Century Fox International
Telecommunications Distribution, Inc.                   Delaware
Twentieth Century Fox International
Television Distribution, Inc.                           Delaware
Twentieth Century Fox Italy S.p.A., Inc.                Italy
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Twentieth Century Fox International
Television, Inc.                                        New York
Twentieth Century Fox International
Theatrical Distribution, Inc.                           Delaware
Twentieth Century Fox Italy S.p.A., Inc.                Delaware
Twentieth Century Fox Korea, Inc.                       Korea
Twentieth Century Fox Latin America
Theatrical, Inc.                                        Cayman Islands
Twentieth Century Fox Licensing &
Merchandising Limited                                   UK
Twentieth Century Fox Merchandise Store, Inc.           Delaware
Twentieth Century Fox of Germany GmbH                   Germany
Twentieth Century Fox Pakistan, Inc.                    Delaware
Twentieth Century Fox Pay Television
(Australia) Pty. Limited                                Australia
Twentieth Century Fox Peruana S.A.                      Peru
Twentieth Century Fox Philippines, Inc.                 Philippines
Twentieth Century Fox Productions Limited               UK
Twentieth Century Fox Puerto Rico, Inc.                 Puerto Rico
Twentieth Century Fox Studio Club                       California
Twentieth Century Fox Telecommunications
International, Inc.                                     Delaware
Twentieth Century Fox Television Limited                UK
Twentieth Century Fox Thailand, Inc.                    New York
Twentieth Century Fox Titanic Productions, Inc.         California
Twentieth Century Fox Trinidad Limited                  Trinidad
Twentieth Century Fox Worldwide
Productions, Inc.                                       Delaware
Twentieth Century Fox, Inc. U.S.A. (Taiwan)             Delaware
Twentieth Century Fox/Motion Television
Distribution, Inc.                                      Canada
Twentieth Television, Inc.                              Delaware
Twenty First Century Fox Film Corporation               Canada
Twenty-First Century Film Corporation                   Delaware
Twenty-First Century Fox Corporation                    Delaware
Twenty-First Century Fox Film Company
Limited                                                 UK
Twenty-First Century Fox Film
Corporation of Germany GmbH                             Germany
Twenty-First Century Fox Film Distributors
Pty. Limited                                            Australia
Twenty-First Century Fox Italy S.r.I.                   Italy
Twenty-First Century Fox Mexico,
S.A. de C.V.                                            Mexico
Twenty-First Century Fox Varieties, Inc.                New York
Van Ness Films, Inc.                                    Delaware
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Venue Merchandising, Inc.                               California
VNE, Inc.                                               California
WAGA License, Inc.                                      Delaware
WBRC and WGHP Holdings Corporation                      Delaware
WBRC and WGHP Television Corporation                    Delaware
WBRC License, Inc.                                      Delaware
WDAF License, Inc.                                      Delaware
WDAF Television, Inc.                                   Delaware
Wedron Silica Company                                   Delaware
West End Circle Studios, Inc.                           Delaware
Westgate Productions, Inc.                              Delaware
WFXT, Inc.                                              Delaware
WGHP License, Inc.                                      Delaware
WITI License, Inc.                                      Delaware
WJBK License, Inc.                                      Delaware
WJW License, Inc.                                       Delaware
World War III Productions, Inc.                         Delaware
X-F Productions, Inc.                                   Delaware
Affiliated Regional Communications Ltd.                 Colorado
American Sports Classics, LLC                           Delaware
ARC Holding, Ltd.                                       Delaware
Fox Lone Star Holdings, LLC                             Delaware
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Fox Sports Net Rocky Mountain, G.P.                     Colorado
Foxwatch Productions, Inc.                              Delaware
Liberty/Fox ARC L.P.                                    Delaware
National Sports Partners                                New York
National Sports Productions, LLC                        Delaware
Prime Network LLC                                       Wyoming
Prime Philadelphia Sports                               Wyoming
Sports Channel Bay Area Associates                      Delaware
Sports Channel Chicago Associates                       Delaware
Sports Holding, Inc.                                    Texas
SportSouth Holdings, LLC                                Delaware
SportSouth Network, Ltd.                                Delaware
Liberty/Fox Southeast LLC                               Delaware
Liberty/Fox Sunshine LLC                                Delaware
News From The Edge Productions Ltd.                     Canada
World War III Productions Ltd.                          Canada